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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of UST Corp. of our reports dated January 31, 1997 and January 26, 1996 relating to the consolidated financial statements of Firestone Financial Corp., which appear in the Current Report on Form 8-K of UST Corp. dated February 6, 1998. and to all references to our firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 5, 1998